UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

February 23, 2006
(Date of earliest event reported)

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500,
Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 23, 2006, the Board of Directors of Quanex Corporation (the “Company”) declared a three-for-two stock split in the form of a stock dividend (the “Stock Split”) payable on March 31, 2006 to shareholders of record on March 15, 2006. The Company is filing this Current Report on Form 8-K solely to present the retroactive impact of the Stock Split on earnings per common share and weighted-average common shares outstanding.

The following table is a presentation of earnings per common share and weighted-average common shares outstanding (1) as reported in the Company’s most recent Quarterly Report on Form 10-Q for the three months ended January 31, 2006 and Annual Report on Form 10-K for the year ended October 31, 2005 and also (2) on a retroactive basis after giving effect to the Stock Split.

Quanex Corporation

Earnings Per Share Presentation

As Reported (Excluding) and Proforma (After)

Retroactive Impact of March 2006 Stock Split

	Three Months Ended January 31,		Years Ended October 31,
	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)

AS REPORTED – Excluding Impact of Stock Split:

Basic earnings per common share:
Earnings from continuing operations	$1.33	$1.36	$7.04	$2.33	$1.80
Income (loss) from discontinued operations	(0.02)	(0.23)	(0.88)	(0.12)	(0.03)
Basic earnings per share	$1.31	$1.13	$6.16	$2.21	$1.77

Diluted earnings per common share:
Earnings from continuing operations	$1.27	$1.32	$6.75	$2.29	$1.78
Income (loss) from discontinued operations	(0.02)	(0.22)	(0.83)	(0.12)	(0.03)
Basic earnings per share	$1.25	$1.10	$5.92	$2.17	$1.75

Weighted-average common shares outstanding (000’s):
Basic	25,244	24,984	25,181	24,654	24,231
Diluted	26,710	25,770	26,539	25,047	24,576

PROFORMA – After Retroactive Impact of Stock Split (Unaudited):

Basic earnings per common share:
Earnings from continuing operations	$0.88	$0.91	$4.69	$1.55	$1.20
Income (loss) from discontinued operations	(0.01)	(0.16)	(0.58)	(0.08)	(0.02)
Basic earnings per share	$0.87	$0.75	$4.11	$1.47	$1.18

Diluted earnings per common share:
Earnings from continuing operations	$0.85	$0.88	$4.50	$1.53	$1.18
Income (loss) from discontinued operations	(0.01)	(0.15)	(0.55)	(0.08)	(0.02)
Basic earnings per share	$0.84	$0.73	$3.95	$1.45	$1.16

Weighted-average common shares outstanding (000’s):
Basic	37,866	37,476	37,772	36,981	36,347
Diluted	40,065	38,655	39,809	37,571	36,864

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX CORPORATION
(Registrant)

March 7, 2006	/s/ KEVIN P. DELANEY
(Date)	Kevin P. Delaney
Senior Vice President – General Counsel and Secretary